                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) of the Securities
                              Exchange Act of 1934

    Filed by the Registrant [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:

    [ ] Preliminary Proxy Statement                       [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14a-6(e)(2))

    [X] Definitive Proxy Statement

    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                e-centives, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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

                                E-CENTIVES, INC.
                        6901 ROCKLEDGE DRIVE, 7TH FLOOR
                               BETHESDA, MD 20817

                                 August 6, 2001

Dear Stockholder:

     You are cordially invited to attend the 2001 Annual Meeting of Stockholders of e-centives, Inc. to be held on Thursday, August 30, 2001 at 11:45 a.m., local time, at CS Forum St. Peter, St. Peterstrasse 19, 8001 Zurich, Switzerland. Notice of this meeting was previously sent to our stockholders on July 17, 2001.

     The matters to be acted upon at the Annual Meeting, as well as other important information, are set forth in the accompanying Notice of Annual Meeting and Proxy Statement which you are urged to review carefully.

     Regardless of your plans for attending in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, you are requested to complete, sign, date, and return the enclosed proxy card in the enclosed postage paid envelope. Signing this proxy will not prevent you from voting in person should you be able to attend the meeting, but will assure that your vote is counted if, for any reason, you are unable to attend.

     We hope that you can attend the 2001 Annual Meeting of Stockholders. Your interest and support in the affairs of e-centives, Inc. are appreciated.

                                          Sincerely,

                                          /s/ KAMRAN AMJADI
                                          KAMRAN AMJADI
                                          Chairman and Chief Executive Officer

                                E-CENTIVES, INC.
                        6901 ROCKLEDGE DRIVE, 7TH FLOOR
                               BETHESDA, MD 20817
                                 (301) 564-6700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 30, 2001

     NOTICE IS HEREBY GIVEN that our Annual Meeting of Stockholders (the "Annual Meeting") will be held on Thursday, August 30, 2001 at 11:45 a.m., local time, at CS Forum St. Peter, St. Peterstrasse 19, 8001 Zurich, Switzerland, and thereafter as it may from time to time be adjourned for the purposes stated below:

     1. To elect three directors to our Board of Directors for the ensuing year and until their successors are elected (Proposal 1, see page 3 of the Proxy Statement); and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The above matters are described in the Proxy Statement. All of our stockholders are cordially invited to attend the Annual Meeting. Only holders of record of our common stock at the close of business on July 12, 2001 will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof, either in person or by proxy. Our stock transfer books will not be closed. Notice of this meeting was previously sent to our stockholders on July 17, 2001.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ MEHRDAD AKHAVAN
                                          Mehrdad Akhavan
                                          President and Secretary

Bethesda, MD
August 6, 2001

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

                                E-CENTIVES, INC.
                        6901 ROCKLEDGE DRIVE, 7TH FLOOR
                               BETHESDA, MD 20817

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 30, 2001

     This proxy statement is furnished to stockholders of e-centives, Inc. ("we," "us" or the "Company") in connection with the solicitation by our Board of Directors of proxies (each individually, a "Proxy") to be used at our 2001 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, August 30, 2001 at 11:45 a.m., local time, at CS Forum St. Peter, St. Peterstrasse 19, 8001 Zurich, Switzerland, and thereafter as it may from time to time be adjourned, for the purposes stated below.

     At the Annual Meeting, our stockholders will be asked:

     1. To elect three directors to our Board of Directors for the ensuing year and until their successors are elected (Proposal 1, see page 3); and

     2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     All Proxies in the enclosed form of proxy that are properly executed and returned to us prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT. We do not know of any matters other than those set forth herein which may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting, Proxies will be voted in the discretion of the proxy holders.

     The approximate date on which this proxy statement and form of proxy are first being sent or given to our stockholders is August 6, 2001.

     The cost of soliciting Proxies in the form enclosed herewith will be borne entirely by the Company. In addition to the solicitation of Proxies by mail, Proxies may be solicited by our officers and directors and our regular employees, without additional remuneration, by personal interviews, telephone, telegraph or otherwise. We may also utilize the services of our transfer agent, American Stock Transfer & Trust Company, and SIS SegaInterSettle AG, the Swiss security clearing system to provide broker search and proxy distribution services at an estimated cost of USD 2,000. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock and normal handling charges may be paid for such forwarding service.

     A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSIONS, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 ACCOMPANIES THIS PROXY STATEMENT.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

VOTING RIGHTS AND PROCEDURE

     Only holders of record of our common stock at the close of business on July 12, 2001, will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. On July 12, 2001, there were issued and outstanding 17,346,754 shares of common stock, all of which are entitled to vote.

     Each share of our common stock of record on such date will be entitled to one vote on all matters to be voted upon at the Annual Meeting, including the election of Directors. Our common stock votes as a single class. Holders of a majority of the common stock represented at a meeting may approve most actions submitted to the stockholders. Cumulative voting in the election of Directors is not permitted.

     A majority of our outstanding common stock represented in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. For purposes of voting on the matters described herein, at any meeting of stockholders at which a quorum is present, the required vote is as follows: (a) the affirmative vote of a plurality of the shares of common stock present or represented by proxy at the Annual Meeting is required to elect the three (3) nominees for Directors and (b) the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting is required to approve the other matters at the Annual Meeting. Therefore, the aggregate number of votes cast by all stockholders present in person or by proxy will be used to determine whether a motion will carry.

     Shares represented by proxies that reflect abstentions will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Since directors will be elected by a favorable vote of a plurality of the shares of our common stock present, in person or by proxy, and entitled to vote at the meeting, abstentions from the election of directors will not affect the election of the candidates receiving the most votes. With respect to all other proposals to come before the meeting, abstentions will have the same effect as votes against such proposal. Shares represented by brokers who are prohibited from exercising discretionary authority because the beneficial owners of such shares have not provided voting instructions, commonly referred to as "broker non-votes", will be counted as present for determining the presence of a quorum, but will not be counted for any purpose in determining the election of directors and will have no effect on other proposals.

     All valid Proxies received may be voted at the discretion of the proxy holders named therein for adjournments or postponements or other matters that may properly come before the Annual Meeting. The proxy holders may exercise their discretion to vote all valid Proxies for an adjournment or postponement in the absence of a quorum, to the extent necessary to facilitate the tabulation process or in other cases.

     All votes will be tabulated by the inspector of elections (the "Inspector") appointed for the Annual Meeting who will, for each proposal to be voted on, determine the number of shares outstanding, the number of shares entitled to vote, the number of shares represented at the Annual Meeting, the existence of a quorum, and the authenticity, validity and effect of all proxies received by the Company. The Inspector will also separately tabulate affirmative and negative votes and broker "non-votes", and determine the result for each proposal.

REVOCATION OF PROXIES

     Stockholders may revoke a proxy at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Our bylaws provide for a minimum of three and a maximum seven directors, such number to be determined by resolution of the Board of Directors. The Board of Directors currently consists of three members, plus one vacancy following the resignation of James Caccavo in June 2001. Mr. Caccavo resigned from our Board of Directors due to Moore Capital's policy for its partners not to sit on the boards of public companies.

     Our Board of Directors recommends the election as directors of the three nominees listed below. The three nominees, if elected, would hold office until their successors are elected and qualified or until their earlier death, resignation or removal.

     The following table sets forth the name and age of each nominee for director, indicating all positions and offices with e-centives currently held by him, and the period during which he has served as a director:

NAME OF NOMINEE  AGE            POSITION WITH E-CENTIVES, INC.           DIRECTOR SINCE
---------------  ---            ------------------------------           --------------
Kamran Amjadi    37                Chief Executive Officer                    1996
Mehrdad Akhavan  37    President, Chief Operating Officer and Secretary       1996
Peter Friedli    46                           --                              1996

     It is intended that shares represented by Proxies in the accompanying form will be voted "FOR" the election of the nominees named above unless a contrary direction is indicated. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

     The affirmative vote of a plurality of the shares of common stock present or represented by proxy at the Annual Meeting is required to elect the director nominees. The biographies of Messrs. Amjadi, Akhavan and Friedli appear below under "Management."

            OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

     The Board of Directors believes that all such nominees will stand for election and will serve if elected.

                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

     The following table presents information about each of our executive officers, key employees and directors.

             NAME                AGE             POSITION(S) WITH COMPANY
             ----                ---             ------------------------
Kamran Amjadi..................  37    Chairman and Chief Executive Officer
Mehrdad Akhavan................  37    President, Chief Operating Officer,
                                       Secretary and Director
David Samuels..................  40    Senior Vice President and Chief
                                       Financial Officer and Treasurer
Lawrence Brand.................  47    Senior Vice President of Sales and
                                       Business Development
Jason Karp.....................  33    Vice President and General Counsel and
                                       Assistant Secretary
Ira Becker.....................  33    Vice President of Strategic Alliances
Peter Friedli..................  46    Director

     Kamran Amjadi has served as our Chairman and Chief Executive Officer since he co-founded our business in August 1996. From September 1990 until August 1996, Mr. Amjadi was the Executive Vice President and Director of United States Operations for MP Technologies, a software company. From July 1986 until August 1990, Mr. Amjadi was a software engineer with the Hewlett-Packard Corporation.

     Mehrdad Akhavan has served as our President and Chief Operating Officer since October 1999, having served as our Executive Vice President and Secretary since he co-founded our business in August 1996. Mr. Akhavan was elected to our board of directors in October 1996. From November 1994 until August 1996, Mr. Akhavan was President of TechTreK, a children's computer entertainment and education center. From January 1991 until November 1994, Mr. Akhavan was President of Trident Software, a company he co-founded, which digitized works of art.

     David Samuels joined us as Senior Vice President and Chief Financial Officer in April 2001. Prior to joining e-centives, Mr. Samuels served as Vice President of Finance for Teligent International where, as a member of the senior management team, he played a pivotal role orchestrating the financial management and funding initiatives for multiple joint venture businesses in Europe, Asia, and Latin America. He also spent more than a decade with Host Marriott Services Corporation, serving most recently as Vice President of Finance, Development and Operations for New Markets. He began his career as an auditor with KPMG LLP.

     Lawrence Brand joined us in November 1997 as our Vice President of Sales. He became our Senior Vice President of Sales and Business Development in November 1999. From September 1990 until April 1997, Mr. Brand was the Executive Vice President and General Manager of InterBase Software, a division of Borland International, a developer of application, tools and relational databases. From July 1984 until February 1990, Mr. Brand held various positions with Oracle Corporation, serving most recently as National Director of Financial Services.

     Jason Karp joined us as our Vice President and General Counsel in March 2000. From July 1998 to March 2000, Mr. Karp held several positions with Net2000 Communications, Inc., an integrated provider of local, long distance, data and internet access services, and served most recently as Assistant Vice President of Legal and Regulatory Affairs. From October 1996 to June 1998, Mr. Karp held several management positions with MCI Communications. From December 1994 to September 1996, Mr. Karp was a senior attorney in the Common Carrier Bureau of the FCC.

     Ira Becker joined us in September 1998 as Director of Business Development and was promoted to Vice President of Strategic Alliances in May 1999. From November 1997 until September 1998, Mr. Becker was Director of Sales Development at PointCast, an Internet news and information company. From September

1995 until September 1997, Mr. Becker was Vice President of Sales of inquiry.com, an Internet resource for information technology professionals. From September 1989 until September 1995, Mr. Becker was a manager with Ziff-Davis Publishing.

     Peter Friedli co-founded our business in August 1996. Mr. Friedli was elected to our board of directors in October 1996. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli also serves as the President of New Venturetec, Inc., a publicly traded Swiss venture capital investment company and currently serves as a director of VantageMed Corporation, a publicly traded provider of healthcare information services.

BOARD OF DIRECTORS

     Our board of directors currently consists of Kamran Amjadi, Mehrdad Akhavan, and Peter Friedli. Kamran Amjadi is the Chairman of our board of directors. James Caccavo, a partner with Moore Capital Management's private equity group, resigned from our board of directors in June 2001 due to Moore Capital's policy for its partners not to sit on the boards of public companies.

     Our board of directors met once in 2000, and acted six times by unanimous written consent. We do not have standing audit or nominating committees.

  Compensation Committee

     Our board of directors currently has a compensation committee. The compensation committee determines the salaries and incentive compensation of our officers and provides recommendations for the salaries and incentive compensation of other employees and consultants. The compensation committee also administers our various incentive compensation, stock and benefit plans. The compensation committee consists of Mr. Friedli, the committee's chairman, and Mr. Amjadi.

  Director Compensation

     We do not currently compensate our directors who are also employees. Each non-employee director currently is reimbursed for reasonable travel expenses for each board meeting attended. In addition, each non-employee director receives 10,000 stock options per year of service, with vesting one year from the date of grant.

  Compensation Committee Interlocks and Insider Participation

     None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The compensation committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for the fiscal year ended December 31, 2000. This report, as
well as the performance graph on page           , are not soliciting materials,
are not deemed filed with the SEC, and are not incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

     The compensation committee is charged with making decisions with respect to the compensation of the Company's executive officers and administering the Company's incentive compensation, stock and benefit plans. During 2000, the compensation committee consisted of Mr. Friedli, the committee's chairman, and Mr. Amjadi. Mr. Amjadi is the Chief Executive Officer of the Company.

  Compensation Policies Toward Executive Officers

     The compensation policies of the Company are designed to attract, motivate and retain experienced and qualified executives, increase the overall performance of the Company, increase stockholder value, and enhance the performance of individual executives.

     The compensation committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment and thereafter as determined by the compensation committee in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance, as reflected in the market price of the Company's common stock.

     The following describes in more specific terms the elements of compensation that implement the compensation committee's compensation policies, with specific reference to compensation reported for 2000.

     Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the Company's geographic region. The compensation committee annually reviews the base salaries of executive officers based upon, among other things, individual performance and responsibilities.

     The Chief Executive Officer and President recommend annual salary adjustments by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. The compensation committee performs the same review when evaluating the performance of the Chief Executive Officer and President. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives.

     Bonuses. The Company's bonuses to its executive officers are based on both corporate and individual performance. The corporate performance factors include, among other things, revenue and earnings targets established in the Company's annual budget.

     Stock Options. A third component of executive officers' compensation consists of awards under the Company's Amended Equity Incentive Compensation Plan, pursuant to which the Company grants executive officers and other key employees options to purchase shares of common stock.

     The compensation committee grants stock options to the Company's executives in order to align the interests of those executives with the interests of the stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives' gains are linked to increases in the value of the common stock, which in turn results in stockholder gains. The compensation committee generally grants options to new executive officers and other employees upon their commencement of employment with the Company and thereafter as determined by the compensation committee. The options generally are granted at an exercise price equal to the closing market price of the common stock on the trading day before the date of grant. Options granted to executive officers typically vest over a period of four years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

     Stock option grants made to executive officers in 2000 reflect significant individual contributions relating to the Company's operations and implementation of the Company's development and growth programs. Certain newly hired executive officers also received stock option grants at the time of their employment with the Company. During 2000, the Company granted stock options to purchase an aggregate of 1,575,064 shares of common stock to approximately 150 employees and 2 non-employee advisors, including options to purchase 50,000 shares of common stock issued to the Company's former Chief Financial Officer. The per share option exercise prices of options granted during 2000 ranged from USD 3.50 to USD 13, which generally equaled the fair market value of a share of common stock on the respective dates of grant.

     Other. The Company has adopted a contributory retirement plan, referred to as the "401(k) plan." The 401(k) plan covers all full-time employees who are eligible to participate. Participants may contribute up to 20% of pretax compensation, subject to certain limitations. The Company may make additional discretionary matching contributions to the 401(k) plan, although it currently does not do so.

  Chief Executive Officer Compensation

     The executive compensation policy described above is applied in setting Mr. Amjadi's compensation. Mr. Amjadi generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and, potentially, long-term equity-linked compensation in the form of stock options. The compensation committee's general approach in establishing Mr. Amjadi's compensation is to be competitive with peer companies, but to have a large percentage of his target compensation based upon certain performance criteria and targets established in the Company's strategic plan.

     Mr. Amjadi's compensation for the year ended December 31, 2000, included USD 170,000 in base salary and a USD 40,000 bonus. Mr. Amjadi's salary for 2000 was based on, among other factors, the Company's performance and the 1999 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies. Mr. Amjadi received grants of stock options to purchase 175,000 shares of common stock in 2000. The Company may make further grants of stock options to Mr. Amjadi in the future.

                                          Respectfully submitted,

                                          Compensation Committee

                                          Kamran Amjadi
                                          Peter Friedli

                              COMPENSATION TABLES

     The following table sets forth in U.S. Dollars the compensation paid to or earned by our named executive officers which includes our Chief Executive Officer and the four other most highly compensated executive officers whose salary and bonus for services rendered in all capacities for the fiscal year ended December 31, 2000 exceeded USD 100,000. We will use the term "named executive officers" to refer to these people later in this proxy statement.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                               ANNUAL COMPENSATION     SECURITIES
                                                               --------------------    UNDERLYING
            NAME AND PRINCIPAL POSITION(S)              YEAR   SALARY($)   BONUS($)     OPTIONS
            ------------------------------              ----   ---------   --------   ------------
Kamran Amjadi
  Chairman and Chief Executive Officer................  2000   $170,000    $40,000      175,000
Mehrdad Akhavan
  President, Chief Operating Officer, Secretary and
  Director............................................  2000   $150,000    $40,000      100,000
Michael Sullivan(1)
  Chief Financial Officer and Treasurer...............  2000   $139,375    $20,000       50,000
Homayoon Tajalli(2)
  Senior Vice President of Products and Engineering...  2000   $150,000    $30,000      220,800
Lawrence Brand
  Senior Vice President of Sales and Business
  Development.........................................  2000   $150,000    $50,000       49,564

---------------
(1) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(2) Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001.

  Employment Agreements

     Kamran Amjadi and Mehrdad Akhavan are employed under employment agreements which terminate on August 31, 2002. Mr. Amjadi and Mr. Akhavan's employment agreements provide for annual base salaries of USD 170,000 and USD 150,000, respectively, subject to increase by the board of directors. Each of Mr. Amjadi and Mr. Akhavan is eligible for an annual bonus of USD 50,000. Each of Messrs. Amjadi and Akhavan may be terminated without cause by us at any time provided that we are required to pay the full balance of their salaries for the term. If we are taken over, sold, or involved in a merger or acquisition of any kind and the same salary is not offered to Messrs. Amjadi and Akhavan for the remaining term of their agreements then they shall be entitled to payment of the full balance of their salaries for the term. Each of Messrs. Amjadi and Akhavan has agreed for a period of one year not to compete directly with or be employed by any person or organizations that compete directly with our products or services developed or in development at the time of their termination.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes the options granted to each of our named executive officers during the fiscal year ended December 31, 2000.

                                        INDIVIDUAL GRANTS
                       ---------------------------------------------------
                       NUMBER OF     PERCENT OF
                       SECURITIES   TOTAL OPTIONS                            POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF
                       UNDERLYING    GRANTED TO                                   STOCK PRICE APPRECIATION FOR OPTION TERM(1)
                        OPTIONS     EMPLOYEES IN    EXERCISE    EXPIRATION   ------------------------------------------------------
        NAME            GRANTED      FISCAL YEAR      PRICE        DATE            0%                5%                  10%
        ----           ----------   -------------   ---------   ----------   --------------   -----------------   -----------------
Kamran Amjadi........   275,000         17.52%      USD 13.00     7/1/10       USD 45,430       USD 2,322,300       USD 5,815,461
Mehrdad Akhavan......   275,000         17.52%          13.00     7/1/10           45,430           2,322,300           5,815,461
Michael Sullivan(2)..    25,000                          3.50     1/1/10          140,060             283,171             502,732
                         25,000                          6.50     7/1/10          166,630             373,618             691,178
                        -------
                         50,000          3.18%
Homayoon
  Tajalli(3).........        --            --              --         --               --                  --                  --
Lawrence Brand.......    49,564          3.16%           3.50     1/1/10          277,677             561,404             996,696

---------------
(1) The potential realizable value is calculated based on the 10-year term of the option at the time of grant. The 0% assumed annual rate of stock price appreciation is indicative of the difference between the exercise price per share and the estimated fair value of our common stock on the date of grant.

(2) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(3) Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001.

                         FISCAL YEAR-END OPTION VALUES

     The following table presents information with respect to stock options owned by each of our named executive officers at December 31, 2000.

                                                   NUMBER OF SECURITIES
                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 2000             DECEMBER 31, 2000
                                                ---------------------------   ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------   -----------   -------------
Kamran Amjadi.................................    175,000        200,000      $  681,000      $     --
Mehrdad Akhavan...............................    175,000        200,000         681,000            --
Michael Sullivan(1)...........................     56,250         43,750         320,563       235,438
Homayoon Tajalli(2)...........................    220,800             --       1,282,848            --
Lawrence Brand................................    181,018         39,782       1,182,951       231,133

---------------
(1) Michael Sullivan served as our Chief Financial Officer and Treasurer from May 1999 until March 2001.

(2) Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001.

STOCK PERFORMANCE CHART

     The following graph compares (i) the monthly change in the cumulative total stockholder return on our common stock with (ii) the cumulative return of the Nasdaq Composite Index (the "Nasdaq"), the Swiss New Market Index (the "SNMI"), and the Dow Jones Composite Internet Index (the "DJINET"). The graph assumes that the value of an investment in the common stock and in each index was USD 100 on October 3, 2000, the first day of trading for e-centives common stock on the Swiss New Market of the Swiss Exchange, and that all dividends were reinvested. The SNMI is composed of 16 companies, including e-centives, and was designed for companies entering new markets, employing innovative techniques and designing new processes and services. The DJINET is composed of 40 companies selected by Dow Jones because they generate a majority of their revenues from the Internet.

                                         E-CENTIVES (ECEN)        NASDAQ (IXIC)           SNMI (SNMI)          DJINET (DJINET)
                                         -----------------        -------------           -----------          ---------------
10/3/00                                      $100.00                $100.00                $100.00                $100.00
10/31/00                                      $96.28                 $97.51                 $89.46                 $90.43
11/30/00                                      $63.01                 $75.18                 $73.19                 $57.98
12/31/00                                      $83.14                 $71.49                 $72.30                 $53.81
1/31/01                                       $71.53                 $80.23                 $71.26                 $59.95
2/28/01                                       $55.39                 $62.27                 $60.92                 $37.57
3/31/01                                       $44.61                 $53.25                 $52.48                 $27.48
4/31/00                                       $31.46                 $61.24                 $39.37                 $34.54
5/31/01                                       $12.78                 $61.07                 $43.18                 $34.63
6/31/01                                        $9.88                 $62.52                 $41.23                 $33.28

                           RELATED PARTY TRANSACTIONS

STOCK PURCHASES AND RELATED MATTERS

     Peter Friedli, a stockholder and one of our directors, has relationships with several of our other stockholders. He serves as the investment advisor to Joyce, Ltd., Pine, Inc., Savetech, Inc., Spring Technology Corp., USVentech, Inc., and Venturetec, Inc. Mr. Friedli serves as President of Venturetec and its parent corporation New Venturetec AG. As of December 31, 2000, Mr. Friedli beneficially owned approximately 10% of Pine, 3% of New Venturetec and 12% of Spring Technology.

     In October 1996, we sold 235,000 shares of our common stock to Joyce, 35,000 shares of our common stock to Pine, 10,000 shares of our common stock to Peter Friedli and 720,000 shares of our common stock to Savetech, Inc. at a price of USD 0.25 per share. At the same time, we granted to Mr. Friedli warrants exercisable for 56,000 shares of our common stock at an exercise price of USD 0.10 per share.

     In December 1996, we sold 200,000 shares of our common stock to Pine, 120,000 shares of our common stock to Spring Technology and 172,000 shares of our common stock to USVentech at a price of USD 1.00 per share. In February 1997, we sold 700,000 shares of our common stock to Venturetec at a price of USD
2.50 per share.

     In June 1997, we sold 1,700,000 shares of our Series A convertible preferred stock at a per share price of USD 4.50 for an aggregate consideration of USD 7.65 million to raise capital to finance our operations. Each share of Series A convertible preferred stock automatically converted into one share of common stock upon the completion of our initial public offering on October 3, 2000. The following table summarizes purchases, valued in excess of USD 60,000, of shares of our Series A convertible preferred stock by our directors, executive officers and 5% stockholders, including the number of shares of Series A convertible preferred stock bought, the aggregate consideration paid for the shares and the aggregate value of the shares at the time of our initial public offering based upon the offering price of USD 11.03 per share:

                                    NUMBER OF          AGGREGATE
                                SHARES OF SERIES A    STOCKHOLDER      AGGREGATE
                                 PREFERRED STOCK      PRICE PAID     VALUE AT IPO
                                ------------------   -------------   -------------
Venturetec....................       800,000         USD 3,600,000   USD 8,824,000
Spring Technology.............       140,000               630,000       1,544,200

     These affiliates purchased the securities described above at the same price and on the same terms and conditions as the unaffiliated investors in the private financing. In connection with this offering, we granted warrants exercisable for 50,000 shares, 100,000 shares and 20,000 shares, respectively, of our common stock to Mr. Friedli, Spring Technology and Pine at an exercise price of USD 4.50 per share.

     In February 1999, we sold 2,500,000 shares of our Series B convertible preferred stock at a per share price of USD 6.00 for an aggregate consideration of USD 15 million. Each share of Series B convertible preferred stock automatically converted into one share of common stock upon the closing of our initial public offering on October 3, 2000.

     The following table summarizes purchases, valued in excess of USD 60,000, of shares of our Series B convertible preferred stock by our directors, executive officers and 5% stockholders, including the number of shares of Series B convertible preferred stock bought, the aggregate consideration paid for the shares and the aggregate value of the shares, assuming the conversion of the shares into our common stock and the offering price of USD 11.03 per share:

                              NUMBER OF SHARES     AGGREGATE
                                OF SERIES B       STOCKHOLDER       AGGREGATE
                              PREFERRED STOCK      PRICE PAID      VALUE AT IPO
                              ----------------   --------------   --------------
Venturetec..................     2,000,000       USD 12,000,000   USD 22,060,000

     Venturetec purchased the shares of our Series B convertible preferred stock in this offering at the same price and on the same terms as the unaffiliated investors in this private financing. In connection with this offering, we granted warrants exercisable for 4,000 shares and 100,000 shares, respectively, of our common stock to Mr. Friedli and Spring Technology at an exercise price of USD 6.00 per share.

     In February 2000, we sold 2,328,434 shares of our Series C convertible redeemable preferred stock at a price of USD 10.20 per share for an aggregate consideration of USD 23.75 million to raise capital to finance our operations. Each share of Series C convertible redeemable preferred stock automatically converted into one share of common stock upon the completion of our initial public offering on October 3, 2000. The following table summarizes purchases, valued in excess of USD 60,000, of shares of our Series C convertible preferred stock by our directors, executive officers and 5% stockholders, including the number of shares of Series C convertible redeemable preferred stock bought, the aggregate consideration paid for the shares and the aggregate value of the shares at the time of our initial public offering based upon the offering price of USD 11.03 per share:

                                NUMBER OF SHARES     AGGREGATE
                                  OF SERIES C       STOCKHOLDER      AGGREGATE
                                PREFERRED STOCK     PRICE PAID     VALUE AT IPO
                                ----------------   -------------   -------------
Venturetec....................      196,080        USD 2,000,016   USD 2,162,762
Spring Technology.............       49,020              500,004         540,691
Peter Friedli.................       49,608              506,002         547,176

     These affiliates purchased the securities described above at the same price and on the same terms and conditions as the unaffiliated investors in the private financing. We also sold 367,648 shares at the same price in this offering to Excite, Inc., one of our network partners. See "Business -- Our Direct Marketing System -- Network Partners" for a discussion of our agreement with Excite.

     Each of the warrants we have granted entitles its registered holder to "piggyback" registration rights for the common stock underlying the warrants in certain public offerings of our securities, subject to underwriter restrictions.

     Our board of directors determined the respective per share purchase prices for the above-listed transactions based on the respective prices of our securities sold contemporaneously to third parties who were not affiliated with us.

OTHER TRANSACTIONS

     In July 1996, we entered into a consulting agreement with Friedli Corporate Finance, Inc., whereby Mr. Friedli provides us with financial consulting services and investor relations advice. Pursuant to this agreement, Friedli Corporate Finance is paid USD 4,000 per month plus reimbursement of expenses related to Mr. Friedli's services and accrues an additional USD 2,000 per month upon profitability. We paid Friedli Corporate Finance USD 63,000, USD 87,000 and USD 63,000, respectively, for Mr. Friedli's services rendered to us during 1998, 1999 and 2000, under this agreement. In addition, under this agreement, we granted Friedli Corporate Finance:

     - a preemptive right to purchase any debt or equity securities issued by us in a financing transaction;

     - a preemptive right to allocate 10% of the share offering in our initial public offering;

     - a veto right on an single capital expenditure of USD 500,000 or more until our initial public offering; and

     - a seat on our board of directors and its compensation committee.

     In October 2000, Friedli Corporate Finance permanently waived its rights to purchase shares of common stock in our initial public offering and our future offerings.

                             PRINCIPAL STOCKHOLDERS

     The following table presents information regarding the beneficial ownership of common stock as of June 1, 2001:

     - each person, or group of affiliated persons, who is the beneficial owner of more than five percent of our outstanding common stock;

     - each of our named executive officers;

     - each of our directors; and

     - all of our executive officers and directors as a group.

     Unless otherwise indicated, the address of each person identified is c/o e-centives, Inc., 6901 Rockledge Drive, 7th Floor, Bethesda, Maryland 20817.

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. The persons named in this table have sole voting power for all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after the date of this proxy statement are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

                                                               SHARES
                                                            BENEFICIALLY   PERCENT
                                                               OWNED         OF
                           NAME                                NUMBER       CLASS
                           ----                             ------------   -------
Kamran Amjadi(1)..........................................   1,871,000       8.8
Mehrdad Akhavan(2)........................................     935,000       4.4
Peter Friedli(3)..........................................   5,234,341      24.6
Venturetec, Inc...........................................   3,696,080      17.4
  c/o Friedli Corporate Finance AG
  Freigutstrasse 5
  8002 Zurich, Switzerland
Inktomi Corporation.......................................   2,168,945      10.2
  4100 East Third Avenue
  Foster City, CA 94404
David Samuels.............................................           0         *
Homayoon Tajalli(4).......................................     220,800       1.0
Lawrence Brand(5).........................................     166,978         *
James Caccavo(6)..........................................      10,000         *
All executive officers and directors as a group (6
  persons)(7).............................................   8,448,119      39.7

---------------
 *  Less than 1% of the outstanding shares of common stock.

(1) Includes 275,000 shares issuable upon exercise of vested stock options.

(2) Includes 275,000 shares issuable upon exercise of vested stock options.

(3) Includes 30,000 shares issuable upon exercise of vested stock options and 110,000 shares issuable upon exercise of warrants to purchase held by Mr. Friedli individually, as well as shares of common stock and common stock underlying warrants held by entities over which Mr. Friedli has control, as follows: Joyce, Ltd. -- 235,000 shares of common stock; Pine Inc. -- 255,000 shares of common stock and 20,000 warrant shares; Savetech, Inc. -- 165,383 shares of common stock; Spring Technology Corp. -- 177,520 shares of common stock and 200,000 warrant shares; Venturetec, Inc. -- 3,696,080 shares of common stock; and USVentech -- 145,750 shares of common stock. As investment advisor to these entities, Mr. Friedli has voting and investment power with respect to these shares. See "Related Party Transactions -- Stock Purchases and Related Matters" for a description of Mr. Friedli's relationships with these entities. New Venturetec AG may be deemed to control Venturetec by virtue of its ownership of 100% of Venturetec's capital stock and its corresponding right to elect Venturetec's directors, and, therefore, our capital stock owned by Venturetec may also be deemed to be beneficially owned by New Venturetec.

(4) Includes 220,800 shares issuable upon exercise of vested stock options. Homayoon Tajalli served as our Senior Vice President of Products and Engineering from October 1999 until June 2001

(5) Includes 166,978 shares issuable upon exercise of vested stock options.

(6) Includes 10,000 shares issuable upon exercise of stock options. Mr. Caccavo resigned from our board of directors in June 2001.

(7) Includes 987,778 shares issuable upon exercise of vested stock options and 330,000 shares issuable upon exercise of warrants.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING OBLIGATIONS

     Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the SEC and the exchange on which our common stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish us with copies of all reports filed pursuant to Section 16(a). Based solely upon our review of such copies, we believe all reports required pursuant to Section 16(a) with respect to our directors, executive officers and ten percent beneficial owners for the year ended December 31, 2000 were timely filed.

                            INDEPENDENT ACCOUNTANTS

     Our Board of Directors has appointed KPMG LLP ("KPMG") as our independent accountants for the fiscal year ending December 31, 2001. Representatives of KPMG will not be present at the meeting and will not be available to respond to questions.

                           INCORPORATION BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement incorporates by reference our Annual Report on Form 10-K, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2000. A copy of our Annual Report on Form 10-K is being mailed to stockholders with this proxy statement.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Any proposals by stockholders to be considered for inclusion in our proxy statement relating to the 2002 Annual Meeting of Stockholders must be in writing and received by us, at our principal office, not later than the close of business on July 2, 2002. Nothing in this paragraph shall be deemed to require us to include in the proxy statement and proxy relating to the 2002 Annual Meeting of Stockholders any stockholder proposal that does not meet all of the requirements for such inclusion in effect at that time.

     Our management knows of no other business presented for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares represented thereby in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ MEHRDAD AKHAVAN
Mehrdad Akhavan
President and Secretary

August 6, 2001

                                 REVOCABLE PROXY

                                E-CENTIVES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

        The undersigned stockholder of e-centives, Inc. (the "Company") hereby appoints Kamran Amjadi and Mehrdad Akhavan or either of them, attorneys and proxies of the undersigned, with full power of substitution and with authority in each of them to act in the absence of the other, to vote and act for the undersigned stockholder at the Annual Meeting of Stockholders to be held at 11:45 a.m., local time, on Thursday, August 30, 2001, at CS Forum St. Peter, St. Peterstrasse 19, 8001 Zurich, Switzerland, and at any adjournments or postponements thereof, upon the following matters:

PROPOSAL ONE:    ELECTION OF THREE DIRECTORS TO THE BOARD OF DIRECTORS TO SERVE
                 UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

                 [ ] FOR all nominees listed below (except as marked to the contrary)

                 [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

                 (INSTRUCTION:  To withhold authority to vote for an individual nominee, cross out that nominee's name below.)

                 Nominees:      Kamran Amjadi
                                Mehrdad Akhavan
                                Peter Friedli

                 [ ]     ABSTAIN

        This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

[ ]   I PLAN TO ATTEND THE 2001 ANNUAL STOCKHOLDERS MEETING

                                                   Date:                 , 2001.
                                                          --------------




                                                   -----------------------------
                                                   (Signature of Stockholder or
                                                   Authorized Representative)


                                                   -----------------------------
                                                   (Print name)

                                                   Please date and sign exactly
                                                   as name appears hereon. Each
                                                   executor, administrator,
                                                   trustee, guardian,
                                                   attorney-in-fact and other
                                                   fiduciary should sign and
                                                   indicate his or her full
                                                   title. In the case of stock
                                                   ownership in the name of two
                                                   or more persons, both persons
                                                   should sign.


PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE ANNUAL MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.